UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2015
Commission File Number: 001-36261
CHC Group Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	98-0587405
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
190 Elgin Avenue
George Town
Grand Cayman, KY1-9005
Cayman Islands
(Address of principal executive offices, zip code)
(604) 276-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2015, Francis S. Kalman informed CHC Group Ltd. (the “Company”) he was resigning from the board of directors of the Company and all committees thereof, effective October 31, 2015.

On October 7, 2015 and to be effective on October 31, 2015 following the effectiveness of Mr. Kalman’s resignation, John A. McKenna Jr. was appointed to the Company’s board of directors as a Class II director, to serve until the Company’s 2018 annual general meeting of shareholders, or until his earlier death, resignation, retirement, disqualification or removal in accordance with the Articles of Association of the Company. Effective upon his appointment to the board of directors, Mr. McKenna will be appointed as the chairman of the audit committee of the board and as a member of the nominating and corporate governance committee of the board. Mr. McKenna’s election was recommended to the board by its nominating and corporate governance committee.

In accordance with the Company’s Compensation Terms for Independent Non-Employee Directors, Mr. McKenna is entitled to receive a $90,000 annual cash retainer for service as a Board member, payable quarterly in arrears, as well as a supplemental annual retainer of $20,000 as chair of the audit committee of the board and $5,000 as a member of the nominating and corporate governance committee of the board, in each case, pro-rated for the period of his service. Mr. McKenna will be awarded restricted stock units under the Company’s 2013 Omnibus Incentive Plan with a value of $125,000 on October 31, 2015. The award will vest in full on the one year anniversary of the date of grant, subject to Mr. McKenna’s continued service as a director through the vesting date.

In connection with joining the board of directors, Mr. McKenna will enter into the Company’s standard form of indemnification agreement. The indemnification agreement provides, among other things, that the Company will indemnify Mr. McKenna for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Articles of Association. The form of indemnification agreement was previously filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (No. 333-198876) as filed with the Securities and Exchange Commission on September 22, 2014, and is incorporated herein by reference.

Mr. McKenna is not affiliated with CD&R Holdings or First Reserve Corporation. There are no arrangements or understandings between Mr. McKenna and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. McKenna and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Schrader and the Company.

Mr. McKenna has served as Managing Director of Miller Buckfire & Co. since 2011. Previously, from 1999-2006, Mr. McKenna served in multiple roles for Houlihan Lokey Howard & Zukin, Inc., finally as Managing Director. Mr. McKenna has previous experience serving on public company aviation boards, having served on the board of US Airways Group, including as a member of the audit committee. Mr. McKenna holds a B.A. in Government and Economics from Claremont McKenna College.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHC Group Ltd.

Date: October 7, 2015

By: /s/ Nicolas P. Stable
Nicolas P. Stable
Authorized Signatory